(2) EXHIBIT 10
--------------------------------------------------------------------------------
Joint Venture Contract between Big Sky and China Merchants

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


                     COOPERATIVE JOINT VENTURE CONTRACT FOR
                 SHENZHEN CHINA MERCHANTS BIG SKY NETWORK LTD.

                                    CHAPTER 1

                               GENERAL PROVISIONS

                                    ARTICLE 1
In accordance with the " Law of the People's Republic of China on Chinese Foreign Cooperative Joint Ventures" and other relevant Chinese laws and regulations of Shenzhen, China Merchants Shekou Industrial zone Ltd. and Big Sky Network Canada Ltd., adopting the principle of equality and mutual benefits, spirit of friendship and cooperation, have entered into an agreement for the establishment of a cooperative joint venture at Shekou, Shenzhen, Guangdong Province, the People's Republic of China. The Contract hereunder is concluded.

                         Article 2-

The following terms as used in this Contract shall have the meanings set forth below:
1.      "Approval Authority" shall mean the Shenzhen Municipal Government.
2. "Articles of Association" shall mean the "Articles of Association for Shenzhen China Merchants Big Sky Cable Network Ltd.
3.      "Board of Directors" shall mean the board of directors of the Company.
4. "Business License" means the business license of the Company issued by the State Administration for Industry and Commerce.
5.      "Company" shall mean Shenzhen China Merchants Big Sky Network Ltd.
6. "Contract" means this Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.
7. "Effective Date" shall mean the date on which the approval document of this Contract is issued by the Approval Authority.
8. "Party" shall mean each of Party A (China Merchants Shekou Industrial Zone Ltd.) and Party B (Big Sky Network Canada Ltd.) which are sometimes collectively referred to as the "Parties".
9.      "RMB" shall mean the currency of the People's Republic of China.
10. "Foreign Currency" means the currencies of foreign countries (including paper money) and foreign payment notes (including notes and bank deposit, etc.).
11. "Senior Officers" shall mean the General Manager, the Deputy General Manager, the Chief Engineer and the Chief Accountant.


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


                                    CHAPTER 2
                    PARTIES TO THE COOPERATIVE JOINT VENTURE

         ARTICLE 3

The Parties to this Contract are:
Party A:
China Merchants Shekou Industrial Zone, Ltd. ("hereinafter referred as Party A). Registration Place: Beijing, The People's Republic of China
Address: Time Plaza, 1 Prince Road, Shekou, Nanshan District, Shenzhen, the People's Republic of China
Legal Representative: Zhang Dachun
Position: Chairman
Nationality: China
Telephone: 86-755-6818928
Fax: 86-755-6691325

Party B: Big Sky Network Canada Ltd. (hereinafter referred as Party B). Registration Place: British Virgin Islands
Address: 624 Wilderness Dr. SE, Calgary, Alberta, Canada
Legal representative: Matthew Heysel
Position: Chairman
Nationality: Canada
Telephone: 1-403-650-0389
Fax: 1-403-225-2198




                                    CHAPTER 3
                        ESTABLISHMENT OF THE COOPERATIVE

                           (A) JOINT VENTURE COMPANY

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         ARTICLE 4

The name of the cooperative joint venture company by both Parties is:(hereinafter the Company). The name of the Company in English is: Shenzhen China Merchants Big Sky Network Ltd.
Registration  Place:  Shenzhen,  Guangdong  Province,  the People's  Republic of
China.
Address: Times Plaza, 1 Prince Road, Shekou, Nanshan District, Shenzhen, Guangdong, the People's Republic of China.

                                    ARTICLE 5
The Company is a cooperative joint venture that is registered in Shenzhen, approved by the approval authorities of the Government of Shenzhen. As a legal entity, the Company shall follow the laws and regulations of the People's Republic of China. All activities of the Company shall be governed and protected by the laws and pertinent rules and regulations of the People's Republic of China.

                                    ARTICLE 6
The Company is a limited liability company. The condition and terms provided by both Parties of the Company belongs to the assets of the Company. The Company shall be responsible for its own liability with its own all assets. Both Parties of the Company have agreed in the Contract on the following: the terms and conditions of the cooperation and investment, profit distribution, risk and loss taken, manner of the business management and operation, and asset distribution on termination of the Contract.

                                    CHAPTER 4
                         OBJECTIVE AND SCOPE OF BUSINESS

                                    ARTICLE 7
The objective of the Company is to develop business related to data transmission, and to develop a world-class software and hardware platform to provide Internet-related business via the cable TV network in the Shekou area. This will be accomplished by economic cooperation and technical exchanges as well as through adopting advanced technology, scientific management skills, so as to achieve favorable economic results and ensure a satisfactory rate of return for the Parties.

ARTICLE 8
The business scope of the Company shall include: value-added business on the Shekou cable TV network, the development of the digital information

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transmission  platform,  the  development  of digital  network  technology,  and related software, technical consulting and training services.

                      (B)      CHAPTER 5

                TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

                                    ARTICLE 9
     1. The total amount of investment of the Company shall be US$3,000,000. The registered capital shall be US$3,000,000 (including cash and equipment).
     2. In consent of the Parties and a unanimous agreement by the Board of Directors, the total investment may be increased for the Company's new business development. The Party B shall be assisting fund raising for the new business development. It needs to be approved by the Approval authority of the government.

                                   ARTICLE 10
The terms and conditions provided by both Parties are as follows:
By Party A:
The exclusive operation right of current cable television frequency resources (a bandwidth of 5-56MHz upstream and a bandwidth of 600-860MHz downstream) over the entire duration of the Company in Shekou Industrial Zone. By Party B:
Financial funds including cash and equipment required by the project to a maximum of US$3,000,000.
ARTICLE  11
     1. The contribution stipulated in the Contract shall be made in accordance with the following manner:
         (1) Party A shall obtain all regulatory approvals that the Company may require in order to conduct its business within fifteen (15) days after the issue date of the Business License and Party B shall be satisfied of these approvals by way of a legal opinion from Chinese counsel selected by Party B. If all relevant approvals are not obtained by Party A within fifteen (15) days after the issue of the Business License due to the government policy and delay, Party A shall not be considered to be in breach of the Contract. Should approvals not be obtained by Party A both Parties shall mutually agree on an appropriate time extension to obtain the relevant approvals.

         (2)   The initial capital  contribution of US$500,000  shall be made by

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               Party B within  fifteen  (15) days  after  the issue  date of the
               Business License and approval of relevant approval authorities.
         (3) All the remaining registered capital US$2,500,000 (including cash and equipment) shall be made based on the Company's operation plan and investment plan within six (6) months after the approvals of relevant approval authorities and the issue date of the Business License.
         (4) Party A shall provide the Company with the applicable operation right of the broadband two-way data transmission network (Shekou Cable Television frequencies: bandwidth 5-56MHz upstream and bandwidth 600-860MHz downstream) stipulated in ARTICLE 10 of this Contract within fifteen (15) days from the issue date of the Business License.
     2. During the cooperation, both Parties are not allowed to withdraw any registered funds or the terms and conditions of cooperation that have been mutually agreed on.

                                   ARTICLE 12
     1. In case any Party to the Company intends to assign all or part of his interest subscribed to a Third Party, consent shall be obtained from the other Party (the Non-Transferring Party) to the Company, and approval from the examination and approval authority is required. The application for the said transfer shall be submitted to State Administration for Industry and Commerce for the change of registration within one (1) month after the approval from relevant approval authority.
     2. When one Party (the Transferring Party) to the Company assigns all or part of his interest, the Non-Transferring Party has preemptive right. The Transferring Party's Interest shall be sold to such Non-Transferring Party on the same terms and conditions as the Third Party Offer. Otherwise, the exercise of this transfer shall be considered invalid.
     3. Both Parties hereby irrevocably consent to the assignment by the Transferring Party of all or any part of its rights, obligations and interests in the Contract, the Articles and the Company to a wholly-owned subsidiary. The above-mentioned preemptive right shall not apply to such assignment. Upon completion of such assignment, the Transferring Party shall be released from its corresponding obligations under the Contract and these Articles and such obligations shall be borne by such wholly-owned subsidiary. The Transferring Party shall formally notify the other Party in writing concerning the assignment and hand over the copy of the transferring agreement so as to guarantee no harm to the other Party's interest and the normal business operation of the Company.

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                                    CHAPTER 6
        PRESPONSIBILITIES OF EACH PARTY TO THE COOPERATION JOINT VENTURE

                                   ARTICLE 13
Both Parties shall be respectively responsible for the following matters:
By Party A:

     1. Promoting and supporting the Company to promote popularization of information society in Shekou area.
     2. Assisting the preparation team of both Parties to handle applications for approval, registration, business license and other matters concerning the establishment of the Company from relevant approval authorities in China.
     3. Processing for applying the right to the use of a site as an office space of the Company.
     4. Assisting the Company in purchasing or leasing necessary equipment, materials, articles for office use, means of transportation and communication facilities, etc.
     5.  Assisting  the  Company in  contacting  and  settling  the  fundamental facilities for business operation such as water, electricity, transportation, etc.
     6. Assisting the Company in recruiting Chinese management and technical personnel, workers and other personnel needed.
     7. Assisting expatriate personnel in applying for Temporary Residential Card, entrance visa and work permit and their traveling matters.
     8. Providing the terms and conditions in accordance with the stipulations in ARTICLE 10.
     9. Providing convenience for Party B in controlling the implementation of investment.
     10. Providing Party B with a certificate of integrity of Party A's property right of the said network stipulated in ARTICLE 10 to guarantee the implementation of the Contract and its appendices within fifteen (15) days after signing this Contract.
     11. Responsible  for handling  other matters  entrusted by the Company.
By Party  B:
     1. Promoting and supporting the Company to promote popularization of information society in Shekou area.
     2. Assisting the preparation team of both Parties to handle applications for approval, registration, business license and other matters concerning the establishment of the Company from relevant approval authorities in China.

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     3.  Providing  cash,   machinery  and  equipment  in  accordance  with  the
         stipulations in ARTICLE 10, and responsible for shipping capital goods such as machinery and equipment etc. contributed to a Chinese port.
     4. Handling the matters entrusted by the Company, such as selecting and purchasing machinery and equipment outside China, etc.
     5. Training the technical personnel and workers of the Company (details in ARTICLES OF ASSOCIATION).
     6. Assisting the Company in promoting its business with the best marketing efforts.
     7. Party B shall provide Party A with the Letter of Comfort from an investment bank within fifteen (15) days after signing this Contract to show commitment to the Contract and its appendices. \
     8.  Providing   the  Company   with  the  latest   information   concerning
         international new technology for the project.
     9.  Assisting the Company with other matters entrusted by the Company.





                                    CHAPTER 7
                            GUARANTEE OF BOTH PARTIES

ARTICLE 14
Party A guarantees that:

     1. Party A is an entity legally established under the laws of the People's Republic of China and has all corporate capacity, authority and power to enter into and perform this Contract and the Articles.
     2.  Party A owns the Shekou cable television network.
     3. Party A owns exclusive operation right of the cable TV frequency resources in Shekou, i.e. broadband two-way data transmission with a bandwidth of 5-65MHz upstream and a bandwidth of 600-860MHz downstream.
     4. Party A has the authority and power to transfer the said operation rights of the said cable television frequency resources to the Company in accordance with the conditions and deadlines stipulated in the Contract.
Party B guarantees:
     1. Party B is an entity legally established under the laws of British Virgin Islands and has all corporate capacity, authority and power to enter into and perform this Contract and the Articles.
     2. The funds and equipment required by the project in accordance with the amount of investment fund, means of contribution, duration and actual engineering requirement stipulated in ARTICLE

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         11 of the  Contract.  Party B shall  assure the Company of providing an operation fund before profit distribution during Phase I of the project.
     3. The investment funds and equipment provided by Party B shall be free of encumbrances.
     4. Internationally sophisticated technology and equipment used by the Company.


                                    CHAPTER 8
                            (C) EQUIPMENT & SERVICE


                                   ARTICLE 15
     1. All related equipment can be purchased in both domestic market and foreign market. The Company shall give priority to People's Republic of China suppliers whenever items from such suppliers are competitive with like imported items with respect to price, delivery time, technical specifications, quality of product, international credit and reputation and other material terms as decided by the Board of Directors. Each Party shall assign relevant personnel to join the decision making to purchase the equipment in the foreign market. The Company shall submit the certificate provided by the PRC's commodity inspection authority for certification of the equipment purchased in foreign market, in compliance with " Law of Import and Export Commodity Inspection of the People's Republic of China."
     2. During the cooperation, the Company shall give priority in awarding contracts and technical service contracts to service providers of the People's Republic of China whenever services from such providers are competitive with respect to price, completion time and service quality as decided by the Board of Directors.

                                    CHAPTER 9
                               PROFIT DISTRIBUTION

                                   ARTICLE 16
After the Company pays the tax and contributes statutory funds as required by applicable PRC law, the profits shall be distributed as follows:


                                                   Party A           Party B
                                                   -------           -------

              Phase I  (2000*-2004):                 40%               60%
              Phase II (2005-2009):                  50%               50%
              Phase III (2010-2014):                 60%               40%


*Or the Effective Date which ever occurs earlier.


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                                   ARTICLE 17
The  Company  shall   endeavour  to  restrict  all  operating  and  general  and administrative costs to a maximum of 50% of revenue at all time.

                           (D) CHAPTER 10

                               BOARD OF DIRECTORS

                                   ARTICLE 18
The date of the establishment of the Board of Directors of the Company shall be the Effective Date.

                                   ARTICLE 19
The Board of Directors will be comprised of seven (7) Directors. Of these, the distribution of Directors shall be as follows:




                                                  Party A           Party B
                                                  -------           -------

              Phase I (2000*-2004):                  3                 4
              Phase II (2005-2009):                  4                 3
              Phase III (2010-2014):                 4                 3

*Or the Effective Date which ever occurs earlier.


Party A shall have the right to appoint one its nominees to the Board of Directors as the Chairman of the Board of Directors, and Party B shall have the right to appoint one of its nominees to the Board of Directors as the Vice-Chairman of the Board of Directors. The term of office for the Directors, Chairman and Vice Chairman is three (3) years, and their term of office may be renewed if continuously appointed by the relevant Party.

                                   ARTICLE 20
The highest authority of the Company shall be the Board of Directors. It shall decide all major issues concerning the Company. Unanimous approval shall be required before any decisions are made concerning major issues which defined in
Article 26 of the Articles of Association. All other matters shall be passed in accordance with the stipulations in the Contract and the Articles of Association.

                                   ARTICLE 21
The Chairman of the Board of Directors is the legal representative of the Company. Should the Chairman be unable to exercise his responsibilities for some reasons, he shall authorize the Vice-Chairman or any other Directors to represent the Company

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temporarily.  The Chairman and  Vice-Chairman of the Board of Directors shall be subject to the authority of the Board of Directors and shall not take any actions or sign any document binding the Company except as the Board of Directors may authorize by written resolution.

                                   ARTICLE 22
The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the Chairman of the Board. The Chairman may convene an interim meeting based on a proposal made by more than one third of the total number of Directors. Minutes of the meetings shall be placed on file.

                                   ARTICLE 23
The Meeting of the Board of Directors may be held in any place that most participating Directors agree on.

                                   CHAPTER 11
                             BUSINESS MANAGEMENT AND
                                LABOR MANAGEMENT

ARTICLE 24
The Company shall establish a management office, which shall be responsible for its day-to-day operation and management. The management office shall have a General Manager, appointed by Party B; a Deputy General Manager, appointed by Party A. The General Manager and Deputy General Manager shall be nominated by the Board of Directors whose terms of office is three (3) years.

                                   ARTICLE 25
The responsibility of the General Manager is to carry out the decisions of the Board, and conduct the day-to-day management of the Company. The Deputy General Manager shall assist the General Manager in his work. The General Manager may consult with the Deputy General Manager concerning handling major issues in the Company.

                                   ARTICLE 26
In case of graft or serious dereliction of duty on the part of the General Manager or the Deputy General Manager, the Board of Directors shall have the power to dismiss them at any time.

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                                   ARTICLE 27
Labor contract covering the recruitment, employment, dismissal and resignation, wages, welfare, labor protection and insurance, labor discipline, rewards, penalty and other matters concerning the staff and workers of the Company shall be drawn up between the Company and the Trade Union of the Company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Chinese-Foreign Cooperative Joint Ventures and its Implementation Rules" and regulations of Shenzhen. The labor contracts shall, after being signed, be filed with the Shenzhen Labor Bureau for the procedures of employment.

                                   ARTICLE 28
The appointment of senior officers who are recommended by both Parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall be decided by the Board of Directors.

                             (E)      CHAPTER 12

                                 CONFIDENTIALITY

         ARTICLE 29
No Party in this Contract shall, nor shall it permit any of its employees or the employees of the Company to, divulge to any person any technical or commercial secrets concerning execution of the business of the Company during the cooperation period. The confidentiality shall remain for a period of fifteen
(15) years from signing this Contract to termination of this Contract.

                            (F)      CHAPTER 13

         TAXES, FINANCE, AUDIT, STATISTICS AND ENVIRORNMENTAL PROTECTION

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                                   ARTICLE 30
The Company shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulations.

                                   ARTICLE 31
Staff members and workers of the Company shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China."

                                   ARTICLE 32
Allocations for reserve funds, for expansion funds of the Company and welfare and bonus for staff and workers shall be set aside in accordance with stipulations in the " Law of the People's Republic of China on Chinese-Foreign Cooperative Joint Ventures" and regulations of the Shenzhen Special Economic Zone. The annual proportion of allocations shall be decided by the Board of Directors in accordance with the business situation of the Company. No profits may be distributed to the Parties unless the Company has set aside at least RMB?2,000,000 of reserve funds.

                                   ARTICLE 33
The financial affairs and accounting of the Company shall be handled in accordance with the applicable accounting system and financial management regulations of the Financial Ministry of the People's Republic of China and the Shenzhen Special Economic Zone. The accounting system of the Company shall be filed for the record at the Financial Bureau and Taxation in Shenzhen and reviewed by relevant authorities with respect to finance, tax and audit.

                                   ARTICLE 34
Financial auditing and examination of the Company shall be conducted by an international accounting firm registered in China and reports shall be submitted to the Board of Directors and the General Manager. Both Parties to the Company have the right to employ their own foreign auditors registered in other country to undertake annual financial checking and examination at their own expense.

                                   ARTICLE 35
The monthly reports, quarterly reports and annual reports including Balance Sheet and Profit and Loss Statement and Cash Flow Statement shall be submitted to the relevant authorities in accordance with the regulations of the People's Republic of China.

                                   ARTICLE 36
The Company shall commit to bear the responsibility of protecting environment according to "Law of the People's Republic of China on Environment Protection".

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                                   CHAPTER 14
                                FOREIGN EXCHANGE

                                   ARTICLE 37
All the foreign exchange matters shall be handled in accordance with the " Regulations of Foreign Exchange Control of the People's Republic of China."

                                   ARTICLE 38
The Company shall maintain a balance of foreign currency reserve. Any loan and guarantee as investment or cooperation terms for either side of the Parties shall be settled on their own, respectively.

                                   ARTICLE 39
All profits, income and funds after liquidation of Party B shall be entitled in accordance with relevant foreign exchange regulations of China to be remitted to outside China.

                                   ARTICLE 40
The employment income and other legitimate income of the expatriate personnel in the Company, whether from Taiwan, Hong Kong, Macao or foreign countries, shall be entitled to remit their employment income and other legitimate income to outside China after they complete paying relevant tax and deduct the expenses incurred in China.

                                   CHAPTER 15
                             DURATION OF THE COMPANY

                                   ARTICLE 41
The duration of the Company is fifteen (15) years. The establishment of the Company shall start from the date on which the Business License of the Company is issued. An application for the extension of the duration, proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the approval authorities one hundred and eighty (180) days prior to the expiry date of the Company.

21.      CHAPTER 16

                        (A) THE DISPOSAL OF ASSETS AFTER

                         THE EXPIRATION OF THE DURATION

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


                                   ARTICLE 42
Upon the expiration of the duration, liquidation of assets, credit and debt shall be carried out according to the relevant law. A Liquidation Committee set up by the representatives of both Parties shall be responsible for the liquidation.

                                   ARTICLE 43
Upon prior termination of this Contract, the Company's assets after the liquidation shall be settled in accordance with the stipulation in the Contract and Articles of Association.

                                   CHAPTER 17
                                    INSURANCE

                                   ARTICLE 44
Insurance policies of the Company on various kinds of risks shall be underwritten with the People's Republic of China. Types, the value and duration shall be decided by the Board of Directors with the stipulations of the People's Republic of China.

                                   CHAPTER 18
                               THE ALTERATION AND
                         (B) DISCHARGE OF THE CONTRACT


      Article 45
      The amendment of the Contract and the Articles of Association, any increase or decrease of the registered capital, pledge of assets of the Company, merger or separation of the Company, discontinuation or dissolution, amalgamation with other economic organization or any other major appendices shall come into force only after it is unanimously approved by the Board of Directors. The written agreement with signatures of both Parties can become effective only after it is submitted to the original examination and approval authority for its approval, and registered in State Administration for Industry and Commerce.

                                   ARTICLE 46
In case of the inability to fulfil the Contract or to continue operation due to heavy loss in successive years as a result of Force Majeure, the duration of the Company and the Contract shall be terminated before the time of expiration after consultation with

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


between each Party and shall be approved by the original examination and approval authority.

                                   ARTICLE 47
Should the Company be unable to continue its operations or achieve the business purpose stipulated in the Contract due to the fact that one of the contracting Parties fails to fulfill the obligations prescribed by the Contract and Articles of Association, or seriously violate the stipulations of the Contract and Articles of Association, that Party shall be deemed as having unilaterally terminated the Contract. The other Party shall have the right to terminate the Contract in accordance with the provisions of the Contract after approved by the original approval authority as well as to claim damages. In case Party A and Party B of the Company agree to continue the operation, the Party who fails to fulfil the obligations shall be liable to the losses thus caused to the Company.

                                   CHAPTER 19
                       LIABILITIES FOR BREACH OF CONTRACT

                                   ARTICLE 48
Should either Party A or Party B fails to pay on schedule the contributions or provide the terms and conditions in accordance with the provisions defined in
ARTICLE 10 and ARTICLE 11 of this Contract, the breaching Party shall be responsible for the breaching event and pay to the other Party in cash an amount equal to 0.05% per day of the value of the registered capital contribution for each day following the date when such contribution was due but not made or the terms and conditions were due but not provided. If the breach Party fails to remedy such material breach within a period of ninety (90) days, in addition to be paid in cash as a penalty an amount equal to 4.5% of the value of the capital contribution. In addition the other Party shall have the right to terminate the Contract and claim damages thus caused during the breaching event.

                                   ARTICLE 49
Should all or part of the Contract and its appendices be unable to be fulfilled owing to the fault of one Party, the breaching Party shall bear the responsibilities thus caused. Should it be the fault of both Parties, they shall bear their respective responsibilities. The breaching Party shall take action to remedy such material breach within thirty (30) days after notice in writing from the other Party. Except for the stipulation in

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ARTICLE 49 of this Contract,  if the breaching  Party fails to remedy the breach in time, the breaching Party shall pay the other Party in cash as a penalty an amount equal to 1% of the value of the capital contribution to compensate for damages caused by the breach event. If both Parties to the Company fail to execute or to fully execute the terms and conditions of this Contract, each of them shall bear their respective responsibilities for default and compensation for losses, based on the specific circumstances.

                         (C)      CHAPTER 20

                                  FORCE MAJEURE

ARTICLE 50
Should either of the Parties to the Contract be prevented from executing the Contract by Force Majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and avoidable, the prevented Party shall notify the other Party by cable without any delay, and within fifteen (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the Contract. Both Parties shall, through consultations, decide whether to terminate the Contract or to execute the part of obligations for implementation of the Contract or whether to delay the execution of the Contract according to the effects of the events on the performance of the Contract.

                         (D)      CHAPTER 21

                                 APPLICABLE LAW

                                   ARTICLE 51
The formation of this Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China. If changes are made to the current laws, regulations or policies of the People's Republic of China applicable to this Contract to provide more favourable conditions for the achievement of the objectives of the Parties as set out in ARTICLE 7 AND ARTICLE 8 of this Contract, the Parties shall negotiate in good faith to amend this Contract so that the Parties can benefit from the more favourable conditions to the greatest extent possible.

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                                   CHAPTER 22
                           (E) SETTLEMENT OF DISPUTES


                                   ARTICLE 52
Any disputes arising from the execution of, or in connection with the Contract shall be settled through friendly consultations between both Parties. In case no settlement can be reached through consultations after sixty (60) days, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade in Beijing, for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both Parties. The defeated Party shall bear the arbitration fee. During the arbitration, the Contract shall be executed continuously by both Parties except for matters in disputes.

                           (F)      CHAPTER 23

                        EXPENSES DURING THE ESTABLISHMENT
                                 OF THE COMPANY

         ARTICLE 53

     1. Party A shall pay fees for the establishment of the Company. The expenses shall be listed as expenses for the establishment of the Company and shall be reimbursed on the basis of receipts approved by both Parties.

     2. If one Party breaches the Contract which results in the Company failure to be established, the breaching Party shall pay the cost of establishing the Company. These fees shall be shared by both Parties if both Parties breach.

     3. If the company fails to set up due to the reason other than both Parties' breach, the fees shall be shared as follows:
         Party A: 50%; Party B: 50%.

                           (G)      CHAPTER 24

22.      LANGUAGE

                                   ARTICLE 54
The Contract shall be written in Chinese version and English version. Both languages are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.

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                         CHAPTER 25

                       (A) EFFECTIVENESS OF THE CONTRACT

                                AND MISCELLANEOUS

                                   ARTICLE 55
The Articles of Association drawn up in accordance with the principles of this Contract are an integral part of this Contract. The titles of chapters in this Contract shall serve for obviousness and have no influence upon meaning and interpretation of the contents in the Contract.

                                   ARTICLE 56
The Contract and its appendices shall come into force beginning from the date of approval of the approval authority of the Government of Shenzhen. This approval date is the Effective Date.

                                   ARTICLE 57
Should notices in connection with any Party's rights and obligations be sent by either Party A or Party B by telegram, telex, email or fax, etc., the written letter notices shall be also required afterwards. Such written letter notices shall be delivered by post services, and be considered to be received by in ten
(10) business days from the date of sending out. The legal address of Party A and Party B listed in this Contract (or such other address as either Party may notify the other Party in writing) shall be the posting addresses.

                                   ARTICLE 58
The Contract is signed in Shekou, Shenzhen, Guangdong Province, the People's Republic of China, by the authorized representatives of both Parties on September 21, 1999. Four copies of each version of this Contract shall be respectively provided to both Parties.

Party A:                                                      Party B:
China Merchants Shekou                      Big Sky Network Canada Ltd.
Industrial Zone Ltd.

Authorized Representative                   Legal Representative

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Zhou Qifang                               Matthew Heysel
General Manager                                 Chairman

[Seal]                                               [Seal]

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